Motricity Appoints Nathan Fong As Chief Financial Officer

BELLEVUE, Wash., May 29, 2012 -- Motricity (Nasdaq: MOTR), a leading provider of mobile Internet services, today named Nathan Fong as its chief financial officer. Fong will join Motricity’s executive management team beginning on June 12, 2012. Interim chief financial officer Stephen Cordial, a partner with Tatum LLC, will stay on with Motricity through a brief transition.

“Nathan has an entrepreneurial mindset, combined with strong, relevant experience at internet marketing organizations,” said Jim Smith, interim chief executive officer, Motricity. “We are pleased to attract a professional of his caliber as we continue to work to transform the business and lay the foundation for long-term growth.”

“After extensive due diligence, we believe that Nathan Fong is the right fit for Motricity. His experience and skill set is ideally suited to creating value for the company and its stakeholders,” said Larry Ormsby, Senior Client Partner, Korn Ferry. “We are delighted that Korn Ferry was selected to help recruit this top-notch executive.”

Fong, 48 years old, has more than two decades of experience in corporate finance. He joins Motricity from Atrinsic, Inc., a direct-to-consumer Internet search-marketing company, where he served as chief financial officer and interim chief executive officer. Prior to joining Atrinsic, Fong served as executive vice president and chief financial officer of The Orchard Enterprise, Inc., an industry pioneer and innovator in digital media services. Fong has also served as chief financial officer of Rodale International, a global publisher of health and wellness books and magazines, and Discovery Networks International, a leading media and entertainment company. Earlier in his career, he was divisional vice president of finance at Twentieth Century Fox International. Fong has a Bachelor of Arts in Accounting from Michigan State University and a Master of Business Administration from the University of Rochester.

“I was attracted to Motricity’s unique set of mobile assets and its close association with the carrier, enterprise and advertising industries,” said Nathan Fong. “This is a very exciting time in the mobile industry and I look forward to being part of, and contributing to, Motricity’s future growth alongside a talented team.”

About Motricity
Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity's unique combination of technology, expertise and go-to-market approach delivers return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow @motricity on Twitter.

Safe Harbor and Forward-Looking Statement

Statements made in this release and related statements that express Motricity's or its management's intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding our ability to transform our business and our ability to attract and retain key employees. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to: the sufficiency of our liquidity and capital resources and our ability to raise additional capital or generate the cash flows necessary to repay our indebtedness; our reliance on a limited number of customers for a substantial portion of our revenues; our ability to realign our business, focus on our mobile media and enterprise business, broaden our solutions and services to North American carriers and obtain new customers for that business, or to broaden our solutions and services to North American; the highly competitive nature of the mobile services industry in which many of our competitors have significantly greater resources; the rapid technological changes in the mobile data services industry our ability to attract and retain key employees and qualified personnel; our ongoing leadership transition; our ability to recognize the expected benefits from the reduction in force and cost savings measures; the impact or our strategic review and our ability to consummate financing options on favorable terms or at all; our ability to integrate our acquisition of Adenyo and any future acquisitions and business combinations effectively; the impact of worldwide economic conditions and related uncertainties and the health of and prospects for the overall mobile services industry; risks related to the use and protection of proprietary information; our ability to develop strategies to address our markets successfully and to meet customer demands with respect to products, services, support and service level commitments; disruptions in datacenters services and other capacity constraints; uncertainties inherent in the development of new products and services and the enhancement of existing products and services, including technical risks, cost overruns and delays; our ability to tailor our complex solutions to our customers' needs; our ability to utilize net operating losses; our ability to maintain proper and effective internal controls; our reliance on third parties to develop content and applications, customer acceptance of such offerings and our liability with respect to such content; undetected software errors in our products and indemnity obligations and claims relating to our products and services; our ability to manage growth; impairment losses related to goodwill, intellectual property and equipment; risks and diversion of resources related to the litigation against us and our current and former directors and officers; actual or perceived security vulnerabilities in mobile devices; the impact of changing governmental regulations and our ability to comply therewith; risks related to the commercialization of open source software we use; the influence and control our principal stockholder may exert; and other uncertainties described more fully in our filings with the Securities and Exchange Commission.

Media Contacts:

Karl Stetson, Edelman for Motricity
(206) 268-2215
karl.stetson@edelman.com

Troy McCombs, Edelman for Motricity

(206) 268-2225
Troy.McCombs@edelman.com

Investor Relations Contact:
Alex Wellins
(415) 217-5861
alex@blueshirtgroup.com